Exhibit A
Joint Filing Agreement
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13G to which this Exhibit A is attached is filed on behalf of each of them.
Dated: April 11, 2006

LIME ROCK PARTNERS II, L.P.

By: Lime Rock Partners GP II, L.P., its General Partner
By:	LRP GP II, Inc., its General Partner

By:	/s/ Mark A. McCall
Name: Mark A. McCall Title: Secretary

LIME ROCK PARTNERS GP II, L.P.

By: LRP GP II, Inc., its General Partner

By:	/s/ Mark A. McCall
Name: Mark A. McCall Title: Secretary

LRP GP II, INC.

By: /s/ Mark A. McCall
Name: Mark A. McCall Title: Secretary